UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 30, 2008
Date of Report (Date of earliest event reported)
XENOPORT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51329	94-3330837

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3410 Central Expressway, Santa Clara, California 95051
(Address of principal executive offices, including zip code)
(408) 616-7200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 30, 2008, XenoPort, Inc. (“XenoPort” or the “Company”) entered into purchase agreements (the “Purchase Agreements”) with select institutional investors (the “Investors”), relating to the sale and issuance by the Company of up to 1,889,467 units (the “Units”), with each Unit consisting of (i) one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (ii) a warrant to purchase 0.15 of a share of Common Stock. The Investors agreed to purchase the Units at a purchase price of $21.17 per Unit. In the aggregate, the Company would issue up to 1,889,467 shares of Common Stock (the “Shares”) and warrants to purchase up to 283,420 shares of Common Stock (the “Warrants”) pursuant to the terms of the Purchase Agreements. The Warrants to be issued to each Investor would generally be exercisable beginning on the date of issuance and at any time up to the date that is five years from the date of issuance, and would carry an exercise price of $25.40 per share. The Warrants may be exercised for cash or, if at any time during the exercisability period the fair market value of the Common Stock exceeds the exercise price of the Warrants, each holder of a Warrant may, at its election, effect a cashless exercise of such Warrant. The Investors are funds affiliated with Maverick Capital and Venrock Healthcare Capital Partners, LP and VCHP Co-Investment Holdings, LLC. The net offering proceeds to the Company from the sale of the Units, after deducting estimated offering expenses payable by the Company, are expected to be approximately $39.7 million.
     The Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (together, the “Securities”) are being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-156485), the related prospectus included therein (the “Prospectus”), a free writing prospectus and a prospectus supplement to the Prospectus. The legal opinion of Cooley Godward Kronish LLP relating to the Securities is filed as Exhibit 5.1 to this Current Report on Form 8-K.
     The closing of the sale and issuance of the Units is expected to take place on or prior to January 5, 2009, subject to the satisfaction of customary closing conditions.
     The foregoing is only a brief description of the material terms of the Warrants and the Purchase Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the form of Warrant and the form of the Purchase Agreement, respectively, that are filed as Exhibits 4.1 and 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
     On December 30, 2008, the Company issued a press release announcing the offering described above. A copy of the press release is attached hereto as Exhibits 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Description
4.1	Form of Registered Direct Common Warrant

5.1	Opinion of Cooley Godward Kronish LLP

10.1	Form of Purchase Agreement

23.1	Consent of Cooley Godward Kronish LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated December 30, 2008, entitled “XenoPort Announces $40 Million Registered Direct Financing.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer

     Date: December 30, 2008

EXHIBIT INDEX

Number	Description
4.1	Form of Registered Direct Common Warrant

5.1	Opinion of Cooley Godward Kronish LLP

10.1	Form of Purchase Agreement

23.1	Consent of Cooley Godward Kronish LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated December 30, 2008, entitled “XenoPort Announces $40 Million Registered Direct Financing.”